Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

General Catalyst Global Resilience Merger Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	GRAIL securities, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one redeemable warrant	(1)	457(a)	40,250,000	$10.00	$402,500,000.00	0.0001381	$55,586.00
Fees to be Paid	Equity	Class A ordinary shares, par value $0.0001 per share	(2)	Other	40,250,000		0.00	0.0001381	0.00
Fees to be Paid	Equity	Redeemable warrants included as part of the GRAIL securities	(3)	Other	10,062,500		0.00	0.0001381	0.00
Fees to be Paid	Equity	Class A ordinary shares underlying the redeemable warrants included as part of the GRAIL securities	(4)	457(o)	10,062,500	$11.50	$115,718,750.00	0.0001381	$15,981.00

Total Offering Amounts:							$518,218,750.00		71,567.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$71,567.00

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act"). Includes 5,250,000 GRAIL securities, consisting of 5,250,000 Class A ordinary shares and 1,312,500 redeemable warrants, which may be issued upon exercise of a 45-day over-allotment option granted to the underwriters of this offering. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Includes 5,250,000 Class A ordinary shares issued as part of the GRAIL securities that may be issued upon exercise of a 45-day over-allotment option granted to the underwriters of this offering. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. No fee pursuant to Rule 457(g) under the Securities Act.
(3)	Represents the warrants included in the GRAIL securities sold in this offering, including warrants that may be issued as part of GRAIL securities issued upon exercise of a 45-day over-allotment option granted to the underwriters of this offering. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. No fee pursuant to Rule 457(g) under the Securities Act.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Represents the Class A ordinary shares underlying the redeemable warrants included as part of the GRAIL securities sold in this offering, including Class A ordinary shares underlying redeemable warrants issued as part of the GRAIL securities issued upon exercise of a 45-day over-allotment option granted to the underwriters of this offering. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.